Page 30 of 32 Pages


                                                                       Exhibit 3
                                                                       ---------

                                  April 8, 1998


Prudential Securities Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
BT Alex. Brown Incorporated
CIBC Oppenheimer Corp.
Schroder & Co. Inc.
  As Representatives of the several Underwriters
  c/o Prudential Securities Incorporated
  One New York Plaza
  New York, New York 10292

         Re: Annuity and Life Re (Holdings), Ltd.

Gentlemen:

         In connection with the initial public offering (the "Offering") of Common Shares, par value $1.00 per share (the "Common Shares") of Annuity and Life Re (Holdings), Ltd. (the "Company"), the undersigned understands that the Company has filed a Registration Statement on Form S-1 (as amended, the "Registration Statement") with the Securities and Exchange Commission (the "Commission") for the registration of approximately 19,262,500 Common Shares (including 2,512,500 shares subject to an over-allotment option) in connection with the Offering. The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering. All terms not otherwise defined herein shall have the same meanings as in the Underwriting Agreement.

         In order to induce the Company, you and the other Underwriters to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company, you and the other Underwriters, that should the Offering be effected, the undersigned will not, without the prior written consent of the Company and Prudential Securities Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of (i) any Common Shares or other capital stock of the Company or (ii) any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the

                                                             Page 31 of 32 Pages


Company, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired for a period of one year subsequent to the date of the final Prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act") promulgated by the Commission, or if no filing under Rule 424(b) is made, the date of the final Prospectus included in the Registration Statement when declared effective under the Act.

         Further, the undersigned agrees that prior to the effective date of the Registration Statement, the undersigned will not, without the prior written consent of the Company and Prudential Securities Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, on behalf of the Underwriters, directly or indirectly, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise dispose or transfer (or announce any offer, sale, offer of sale, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other disposition or transfer) of (i) any Common Shares or other capital stock of the Company or (ii) any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company, beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned on the date hereof or hereafter acquired.

         The undersigned confirms that it understands that the Underwriters and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and its respective successors, heirs, personal representatives and assigns.

                                                             Page 32 of 32 Pages


         It is understood that, if the Underwriting Agreement does not become effective in accordance with its terms on or before June 30, 1998, this letter agreement shall become null and void and of no further force or effect.


                                             INSURANCE PARTNERS, L.P.

                                             By:  Insurance GenPar, L.P.,
                                                  its general partner

                                             By:  Insurance GenPar MGP, L.P.,
                                                  its general partner

                                             By:  Insurance GenPar MGP, Inc.,
                                                  its general partner

                                                  By: /s/ Paul H. Warren
                                                  ----------------------
                                                  Name: Paul H. Warren
                                                  Title:

The foregoing is accepted and agreed
to as of the date first above written:

PRUDENTIAL SECURITIES                        MERRILL LYNCH, PIERCE,
INCORPORATED                                 FENNER & SMITH INCORPORATED


By: /s/ Jean Claude Canfin                   By: /s/ Antonio Ursano, Jr.
--------------------------                   ---------------------------
Name:   Jean-Claude Canfin                   Name:   Antonio Ursano, Jr.
Title:  Managing Director                    Title:  Director